UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 2, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1226 Eastchester Drive, High Point, North Carolina	27265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(336) 869-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Compensatory Arrangements of Certain Officers

On July 2, 2012, the Board of Directors of BNC Bancorp (the “Company”) awarded 12,000 shares of restricted stocks to W. Swope Montgomery, Jr., President and CEO of the Company; 22,000 shares of restricted stock to Richard D. Callicutt II, Executive Vice President and Chief Operating Officer of the Company; and 12,000 shares of restricted stock to David B. Spencer, Executive Vice President and Chief Financial Officer of the Company. All awards were made pursuant to the BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan and are subject to the continued employment of the above named executives until July 2, 2014. The executives entered into Restricted Stock Grant Agreements, which are attached hereto as Exhibits. None of the awards will become transferrable or payable, even after vesting, except for the payment of taxes, which may become due and payable, unless allowed under the Troubled Asset Relief Program and the Capital Purchase Program of the United States Treasury.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Ex. 10.1(a) Restricted Stock Grant Agreement between the Company and W. Swope Montgomery, Jr. dated July 2, 2012

Ex 10.1(b) Restricted Stock Grant Agreement between the Company and Richard D. Callicutt II dated July 2, 2012

Ex. 10.1(c) Restricted Stock Grant Agreement between the Company and David B. Spencer dated July 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP
(Registrant)

By:	/S/ David B. Spencer
David B. Spencer
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

Date:	July 5, 2012

EXHIBIT INDEX

Ex. 10.1(a) Restricted Stock Grant Agreement between the Company and W. Swope Montgomery, Jr. dated July 2, 2012

Ex 10.1(b) Restricted Stock Grant Agreement between the Company and Richard D. Callicutt II dated July 2, 2012

Ex. 10.1(c) Restricted Stock Grant Agreement between the Company and David B. Spencer dated July 2, 2012